Exhibit 4(a)

Specimen certificate of the Company’s common stock, par value $.001 per share

NUMBER

Hercules
CAPITAL

SHARES

INCORPORATED UNDER THE LAWS
OF THE STATE OF MARYLAND

HERCULES CAPITAL, INC.

CUSIP 427096 50 8

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, OF

HERCULES CAPITAL, INC.

(the "Corporation") transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the charter of the Corporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Melanie Grace
SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC
Transfer Agent and Registrar

By

AUTHORIZED SIGNATURE